Exhibit 10.5

                              PROMISSORY NOTE

By:

Jerod Edington, 230 Bethany Rd. #128; Burbank, CA 91504
Borrower

HydroDynex, Inc., 8800 Blue Wolf; Las Vegas, NV  89123
Lender or Note Holder

Dated:  May 19, 2006


1.  BORROWER PROMISES TO PAY

   In return for the issuance and receipt of 500,000 shares of common stock in the corporation, the Borrower promise to pay Three Thousand ($3,000) Dollars (this amount will be called "principal") to the Lender.

   The Borrower understands that the Lender may transfer this note. The Lender or anyone who takes this note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder".

2.  PAYMENTS

(A) Time and Place of Payments

Full transfer of principal is due within One (1) year.

(B) Interest

This note shall be non-interest bearing.

3.  BORROWER'S FAILURE TO PAY AS REQUIRED

   If the Borrower is in default, the Note Holder will have the right to be paid back by the Borrower for all its reasonable costs and expenses to the extent not prohibited by applicable law. Those expenses may include, for example, reasonable attorney fees.

4.  GIVING NOTICES

   Any notice that must be given to the Borrower under this Note will be given by certified mail, return receipt requested. All notices will be addressed to the Borrower at the above address. Notices will be mailed to the Borrower at a different address if they give the Note Holder a notice of different address.


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   Any notice that must be given to the Note Holder under this note will be given by mailing it by certified mail, return receipt requested, to the Note Holder at the address stated above. Notices will be mailed to the Note Holder at a different address if the Borrower is given a notice of that different address.

5.  RESPONSIBILITY OF PERSONS UNDER THIS NOTE

   The term "BORROWER" may refer to one or more people even if the singular pronoun is used. If more than one person signs this Note, each of them is fully and personally obligated to pay the full amount owed and to keep all of the promises made in this Note. Any guarantor, surety, or endorser of this
Note is also obligated to do these things. The Note Holder may enforce its rights under this Note against each of us individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Notice.

   Any person who takes over my rights or obligations under this Note will have all of my rights and must keep all of my promises made in the Note. Any person who takes over the right or obligations of a guarantor, surety, or endorser of the Note is also obligated to keep all of the promises made in the Note.

6.  FULFILLMENT OF NOTE OBLIGATIONS

   Upon fulfillment of the obligations of this Note, the Note Holder will send this Note by certified mail, return receipt requested, to the Borrower with a dated signature of the Note Holder next to the words "Paid in Full".



/s/ Jerod Edington                                    May 19, 2006
------------------------                              ------------
Jerod Edington, Borrower                              Date


PAID IN FULL  _____________________________           Date____________

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